Exhibit 10.1

AMENDMENT

Pursuant to the Securities Purchase Agreement, dated as of March 25, 2014, by and among 4Licensing Corporation (the “Company”), Prescott Group Aggressive Small Cap Masterfund, GP (“Prescott”) and the other parties thereto, the Company issued Prescott a promissory note (the “Note”) in the principal amount of $1,500,000.  In accordance with the terms of the Note, the Note (i) currently matures on March 25, 2016 (the “Maturity Date”) and (ii) requires that, in the event the Company elects to prepay the Note in whole at any time prior to the Maturity Date, the Company may do so for 125% of the entire outstanding principal balance of the Note, plus any and all unpaid accrued interest thereon to, but excluding, the date of such prepayment (the “Prepayment Penalty”). In accordance with Section 6.2 of the Note, Prescott hereby irrevocably agrees, for good and valuable consideration provided for in the Security Agreement in the form attached hereto as Exhibit A, that the terms of the Note shall be hereby amended such that (i) the Maturity Date shall be changed to December 31, 2016 and (ii) there will be no Prepayment Penalty in the event the Company elects to prepay the Note prior to the Maturity Date.  This amendment shall be effective as of the date of the undersigned’s signature hereto.

This amendment shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to its conflict of laws provisions.

(Signature page follows.)

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this amendment as of the date set forth below.

PRESCOTT GROUP AGGRESSIVE SMALL CAP MASTERFUND, GP

By:	/s/ Phil Frohlich
Name Phil Frohlich
Title: Founder/Manager
Dated: October 23, 2015

Exhibit A

SECURITY AGREEMENT

WHEREAS, pursuant to the Securities Purchase Agreement, dated as of March 25, 2014 (the “Purchase Agreement”), by and among 4Licensing Corporation (“4LC”), Prescott Group Aggressive Small Cap Masterfund, GP (“Prescott”) and the other parties thereto, the Company issued Prescott a promissory note (the “Note”) in the principal amount of $1,500,000 with a maturity date of March 25, 2016;

WHEREAS, pursuant to the Purchase Agreement, the Guarantors (as defined below) unconditionally guaranteed, jointly and severally, to pay in full when due, whether at maturity or otherwise, the principal of, and interest on, the Note;

WHEREAS, Prescott has agreed to change the maturity date of the Note to December 31, 2016; and

WHEREAS, Prescott has agreed to amend Section 1.3 of the Note to permit 4LC to elect to prepay the Note in whole prior to the Maturity Date without being subject to a prepayment penalty.

NOW, THEREFORE, as good and valuable consideration for Prescott’s consent to amend the Note to (i) change its maturity date to December 31, 2016 and (ii) permit 4LC to voluntarily prepay the Note in whole at any time prior to such maturity date at 100% of the entire outstanding principal balance of the Note, plus any unpaid accrued interest thereon to, but excluding, the date of such prepayment, 4LC and its direct and indirect subsidiaries, 4Kids Digital Games, Inc., 4Kids Entertainment Home Video, Inc., 4Kids Entertainment Licensing, Inc., 4Kids Entertainment Music, Inc.,  4Kids Productions, Inc., 4Kids Websites, Inc., 4LC Sports & Entertainment, Inc., 4LC Technology, Inc., 4Sight Licensing Solutions, Inc., Leisure Concepts International, Inc., The Summit Media Group, Inc. and World Martial Arts Productions, Inc. (collectively the “Guarantors” and, together with 4LC, the “Company”), as security for the Note, hereby sell, assign, convey, mortgage, pledge, hypothecate and transfer to Prescott a security interest in, to and under of the following of the Company, whether now owned or hereafter acquired:  all accounts, chattel paper, deposit accounts, documents, equipment, fixtures, general intangibles, goods, instruments, inventory, investment property, letter-of-credit rights, money, all other items, kinds and types of personal property, tangible or intangible, of whatever nature, whether similar or dissimilar to any or all of the foregoing, and regardless of whether the creation or perfection or effect of perfection or nonperfection of a security interest therein is governed by the Uniform Commercial Code of any particular jurisdiction or by any other applicable treaty, convention, statute, law or regulation of any applicable jurisdiction, and all products and proceeds of the foregoing (collectively, the “Collateral”); provided, however, that the term Collateral shall not include any equity interests in Pinwrest Development Group, LLC or capital stock of 4LC Technology, Inc. or any successor thereto.

Terms used in the definition of Collateral and not otherwise defined herein shall have the meanings provided in the Uniform Commercial Code as from time to time in effect in the State of New York.  This agreement constitutes a “security agreement” within the meaning of the Uniform Commercial Code.

Upon the occurrence and during the continuance of an Event of Default (as defined in the Note), Prescott shall have, in addition to any other remedies it may have, all the rights and remedies afforded by the Uniform Commercial Code or afforded by other applicable law, and Prescott shall be entitled to at any time or from time to time to sell, assign and deliver, or grant options to purchase, all or any part of the Collateral, or any interest therein, at any public or private sale, without demand of performance, advertisement or notice of intention to sell or of the time or place of sale or adjournment thereof or to redeem or otherwise (all of which are hereby waived by the Company), for cash, on credit or for other property, for immediate or future delivery without any assumption of credit risk, and for such price or prices and on such terms as Prescott in its absolute discretion may determine, provided that at least 10 days’ notice of the time and place of any such sale shall be given to the Company, which notice the Company agrees is commercially reasonable; each purchaser at any such sale shall hold the property so sold absolutely free from any claim or right on the part of the Company, and the Company hereby waives and releases to the fullest extent permitted by law any right or equity of redemption with respect to the Collateral, whether before or after sale hereunder, all rights, if any, of marshalling the Collateral, and all rights, if any, of stay and/or appraisal which it now has or may at any time in the future have under rule of law or statute now existing or hereafter enacted; at any such sale, unless prohibited by applicable law, Prescott may bid for and purchase (by bidding in obligations or otherwise) all or any part of the Collateral so sold free from any such right or equity of redemption; and Prescott shall not be liable for failure to collect or realize upon any or all of the Collateral or for any delay in so doing nor shall it be under any obligation to take any action whatsoever with regard thereto.

The Company hereby authorizes Prescott to, at the Company’s expense, file and refile under the Uniform Commercial Code such financing statements, continuation statements and other documents in such offices as Prescott may deem  necessary or appropriate (including, without limitation, financing statements describing the Collateral as “all assets” or “all personal property” or words of similar import) and wherever required or permitted by law in order to perfect and preserve Prescott’s security interest in the Collateral hereunder and hereby authorizes Prescott to file financing statements and amendments thereto relative to all or any part of the Collateral without the signature of Prescott where permitted by law, and agrees to do such further acts and things and to execute and deliver to Prescott such additional conveyances, assignments, agreements and instruments as Prescott may require or deem advisable to carry into effect the purposes of this agreement or to further assure and confirm unto Prescott its rights, powers and remedies hereunder.

As of the date hereof, the Company represents and warrants that it has good title of the Collateral material and necessary to the conduct of its businesses and the Collateral is and shall continue to be free of all liens or other encumbrances, in each case, securing indebtedness for borrowed money, except that the Company has also granted a security interest in the Collateral to the Leslie G. Rudd Living Trust pursuant to the Senior Secured Promissory Note, dated July 8, 2015, issued by the Company to such holder (the “Rudd Note”).  The Company has full power and authority to grant to Prescott a security interest in the Collateral.

The Company shall maintain all material property necessary for the conduct of its businesses in good repair, ordinary wear and tear excepted.  The Company shall, in its reasonable business judgment, defend the Collateral against any unlawful adverse claims and demands.  The Company shall keep, in all material respects and consistent with past practice, accurate books and records related to such Collateral.  The Company will promptly notify Prescott in writing of any event that materially and adversely affects the value of the Collateral or the rights and remedies of Prescott in relation thereto.  The Company will maintain and keep in force insurance covering the Collateral, to the extent that any Collateral is of a type which can be so insured, consistent with past practice.

The Company shall not sell or otherwise transfer the Collateral, whether now owned or hereafter acquired, without the prior written consent of Prescott; provided, however, that such consent shall not be required (a) in connection with the sale or other transfer of Collateral in the ordinary course of business or (b) any other sale or transfer so long as (i) no Event of Default (as defined in the Note) under the Note has occurred and is continuing at the time of such sale or transfer, (ii) such sale or transfer is for $50,000 or less and (iii) the net proceeds from such sale or transfer are used to acquire assets that are Collateral.  Additionally, without the prior written consent of Prescott, the Company shall not incur any lien other than a Permitted Lien.

For purposes hereof, “Permitted Lien” means the individual and collective reference to the following: (a) any liens existing on the date hereof or arising under this agreement and any replacement liens that do not encumber any additional Collateral, (b) liens for taxes, assessments and other governmental charges or levies, (c) liens which were or are incurred in the ordinary course of the Company’s business, including, without limitation, the Company’s operations, insurance related thereto and existing and future compensation, reimbursement, insurance and other obligations to employees, officers and directors of the Company, and the leasing or subleasing and licensing and sublicensing of any assets (tangible or intangible), (d) liens arising from judgments, decrees or attachments in circumstances not constituting an Event of Default under the Note, (e) liens on all property existing at the time of acquisition thereof, provided that such liens were not created in connection with, or in contemplation of, such acquisition, (f) liens incurred by operation of law, including, without limitation, statutory and common law liens, (g) liens incurred in connection with the Rudd Note, and any refinancings thereof, and (h) liens arising from any partnership, limited liability company or joint venture arrangements, including, without limitation, the Operating Agreement of Pinwrest, as amended from time to time.

No waiver by Prescott of any right or remedy under this agreement shall be effective unless in a writing signed by Prescott.  Neither the failure nor any delay in exercising any right, power or privilege under this agreement will operate as a waiver of such right, power or privilege and no single or partial exercise of any such right, power or privilege by Prescott will preclude any other or further exercise of such right, power or privilege or the exercise of any other right, power or privilege.  To the maximum extent permitted by applicable law, (a) no claim or right of Prescott arising out of this agreement may be discharged by Prescott, in whole or in part, by a waiver or renunciation of the claim or right unless in writing, signed by Prescott; (b) no waiver that may be given by Prescott will be applicable except in the specific instance for which it is given; and (c) no notice to or demand on the Company will be deemed to be a waiver of any obligation of the Company or of the right of Prescott to take further action without notice or demand as provided in this agreement or the Note.  The Company hereby waives presentment, demand, protest and notice of dishonor, protest, diligence, filing suit, nonpayment and all other notice.  The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies which any party may otherwise have at law or in equity. No party hereto shall assign its rights and obligations hereunder without the consent of the other party.

This agreement shall be binding upon the Company and its successors and permitted assigns.

This agreement will be governed by the laws of the State of New York without regard to conflicts of laws principles.

This agreement shall continue in effect until the repayment of the Note (such date, the “Termination Date”). If any property of the Company is sold or otherwise disposed of or otherwise does not secure the Rudd Note (each a “Release Transaction”), at the request of the Company, such property shall automatically be released from the security interest created hereunder concurrently with the consummation of such Release Transaction. Upon such release or on or after the Termination Date, Prescott will, at the reasonable request of the Company, promptly execute and deliver such releases to evidence the foregoing.

(Signature page follows.)

IN WITNESS WHEREOF, the Company has caused its duly authorized representative to execute this agreement on the date below.

4LICENSING CORPORATION
4Kids Digital Games, Inc.
4Kids Entertainment Home Video, Inc.
4Kids Entertainment Licensing, Inc.
4Kids Entertainment Music, Inc.,
4Kids Productions, Inc.
4Kids Websites, Inc.
4LC Sports & Entertainment, Inc.
4LC Technology, Inc.
4Sight Licensing Solutions, Inc.
Leisure Concepts International, Inc.
The Summit Media Group, Inc.
World Martial Arts Productions, Inc.

By:	/s/ Bruce R. Foster
Name: Bruce R. Foster
Title: Chief Executive Officer Date: October 22, 2015